SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers

(a)            On March 28, 2012, Mark H. Berey informed the Board of Directors of FTI Consulting, Inc. (“FTI Consulting”) that he will not stand for re-election to the FTI Consulting, Inc. Board of Directors at FTI Consulting’s 2012 annual meeting of stockholders. Mr. Berey has been a director of FTI Consulting since 2004. His term of office as a director will expire at FTI Consulting’s 2012 annual meeting of stockholders (the “2012 Annual Meeting”). Mr. Berey’s decision not to stand for re-election is not a result of any disagreement with FTI Consulting.

In addition, Matthew F. McHugh, who has served as a director of FTI Consulting since 2005, has reached the age of 72 and, in accordance with the retirement age policy for directors set out in FTI Consulting’s Corporate Governance Guidelines, will retire and not stand for re-election when his term expires at the 2012 annual meeting of stockholders.

Item 8.01 Other Events

On April 3, 2012, FTI Consulting issued a press release announcing the Board of Directors’ nominees to stand for election as director of FTI Consulting at its 2012 annual meeting of stockholders. That press release also announced the decision of Mr. Berey not to stand for election as a director and the retirement of Mr. McHugh at the 2012 annual meeting of stockholders. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Additional Information and Where to Find It

FTI Consulting intends to file with the SEC a definitive proxy statement in connection with the election of certain nominees as directors and certain other matters to be considered by the stockholders of FTI Consulting at its 2012 Annual Meeting. When completed, the definitive proxy statement will be sent or made available to the stockholders of FTI Consulting of record on March 26, 2012 and will contain important information about the proposed nominees for election as directors and the other matters to be considered at the 2012 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, FTI CONSULTING’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED NOMINEES FOR ELECTION AS DIRECTORS AND CERTAIN OTHER MATTERS TO BE CONSIDERED AT THE 2012 ANNUAL MEETING. This press release does not constitute a solicitation of any vote or approval.

Investors will be able to obtain these documents free of charge at the Securities and Exchange Commission’s (the “SEC”) Web site (www.sec.gov). In addition, documents filed with the SEC by FTI Consulting will be available free of charge from FTI Consulting, by contacting the FTI Consulting’s Corporate Secretary at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202.

Participants in the Solicitation

The directors, nominees for election as director, executive officers and certain other members of management and employees of FTI Consulting may be deemed “participants” in the solicitation of proxies from stockholders of FTI Consulting in connection with the matters to be considered at the 2012 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of FTI Consulting in connection with such matters will be set forth in the definitive proxy statement to be filed with the SEC. In addition, you can find information about the FTI Consulting’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2011 and in its definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2011.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated April 3, 2012 of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: April 3, 2012	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President, General Counsel and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 3, 2012 of FTI Consulting, Inc.

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